Exhibit 1.1

GRUPO FINANCIERO GALICIA S.A.

(A sociedad anónima incorporated in Argentina)

8,932,392 American Depositary Shares,

Each representing 10 Class B Ordinary Shares, par value Ps. 1.00 per share

UNDERWRITING AGREEMENT

Dated: September 26, 2017

GRUPO FINANCIERO GALICIA S.A.

(A sociedad anónima incorporated in Argentina)

8,932,392 American Depositary Shares,

Each representing 10 Class B Ordinary Shares, par value Ps. 1.00 per share

UNDERWRITING AGREEMENT

September 26, 2017

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

UBS Securities LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

GRUPO FINANCIERO GALICIA S.A., a sociedad anónima (corporation) incorporated in Argentina (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), UBS Securities LLC (“UBS”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and UBS are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 8,932,392 American Depositary Shares (the “ADSs”), each representing 10 Class B Ordinary Shares, par value Ps. 1.00 per share, of the Company (“Common Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase up to 14,976,080 additional Common Shares (in the form of ADSs or Common Shares). The aforesaid 8,932,392 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the Option Securities (as defined herein) described in Section 2(b) hereof are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem(s) advisable after this agreement (this “Agreement”) has been executed and delivered.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3ASR (File No. 333-220395) covering the public offering and sale of certain securities, including the Securities, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement has become effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each Preliminary Prospectus (including the base prospectus contained in the Registration Statement and any preliminary prospectus supplement) used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus (including the base prospectus contained in the Registration Statement and a final prospectus supplement) relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus (including the base prospectus contained in the Registration Statement and a final prospectus supplement), in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

The ADSs will be issued pursuant to the amended and restated deposit agreement (the “Deposit Agreement”), dated as of July 12, 2011, among the Company, The Bank of New York Mellon, as depositary (in such capacity, the “Depositary”), and owners and holders of American Depositary Shares issued thereunder.

A registration statement on Form F-6 (File No. 333-175170) for the registration of the ADSs under the Securities Act (as defined below), has also been filed with the Commission (as defined below). The registration statement on Form F-6, as amended (including by the filing of any post-effective amendments thereto, if applicable), has been declared effective by the Commission and is herein called the “ADS Registration Statement.”

It is understood that, in order to complete the proposed capital increase of which the offering of the Securities forms a part, in accordance with Argentine law, the Company has launched and will consummate a preemptive rights and accretion rights offer to its existing shareholders as described in the General Disclosure Package (as defined below) (the “Preferential Subscription”). In order to facilitate the acquisition by the Underwriters of the Securities being issued and sold by the Company hereunder, (i) EBA Holding S.A. has, pursuant to the Acuerdo de Transmisión de Derechos de Suscripción Preferente y de Acrecer a Titulo de Mandato sin Representación (the “Preemptive Rights Transfer Agreement”), transferred to Galicia Valores S.A., as agent, in order to facilitate the offering of the Securities (the “Preemptive Rights Transfer”) all their preemptive rights and accretion rights to acquire up to 28,210,437 Common Shares (in the form of ADSs or Common Shares) pursuant to the Preferential

Subscription (including the additional Common Shares (in the form of ADSs or Common Shares) that will be issued if the Underwriters elect to purchase the Option Securities pursuant to Section 2(b) hereof), and (ii) Galicia Valores S.A. shall, at the written direction of the Representatives, exercise such preemptive and accretion rights in order to facilitate the offering of the Securities (the “Preemptive Rights Exercise”); provided that any obligation to subscribe for Common Shares (in the form of ADSs or Common Shares) pursuant to such exercise shall be subject to the execution of this Agreement and the satisfaction of the conditions set forth in Section 5(m) hereof.

It is further understood that the Company is concurrently entering into an Argentine placement agreement, dated the date hereof (the “Argentine Placement Agreement”), with Banco de Galicia y Buenos Aires S.A. (the “Argentine Placement Agent”), providing for the concurrent placement by the Company through arrangements with the Argentine Placement Agent of 3,001,653 Common Shares in Argentina (the “Argentine Shares”). The offer of the Argentine Shares in Argentina will be registered with the Argentine Comision Nacional de Valores (the “CNV”) and made pursuant to the Argentine Disclosure Documents (as defined below).

To provide for the coordination of their activities, including the exercise of the Preemptive Rights Exercise, the Underwriters and the Argentine Placement Agent have entered into an agreement among themselves (the “Intersyndicate Agreement”).

The closing under this Agreement is hereby expressly made conditional upon the closing under the Argentine Placement Agreement and each such closing shall be deemed to occur simultaneously.

As used in this Agreement:

“Applicable Time” means 5:30 P.M. (New York City time), on the date hereof or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)    Registration Statement; Prospectuses; ADS Registration Statement. The Company meets the requirements for use of Form F-3ASR under the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the Securities Act and the 1933 Act Regulations. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The ADS Registration Statement complied when it became effective with the requirements of the Securities Act; and the ADS Registration Statement did not, as of the time it was declared effective by the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the 1934 Act Regulations.

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto (when considered together with the Registration Statement and any prior amendments or supplements thereto), at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (when considered together with the Prospectus and any prior amendments or supplements thereto), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information set forth in the first sentence of the first paragraph under the caption “Underwriting—Commissions and Discounts,” the information in the second and third paragraphs under the caption “Underwriting—Price Stabilization, Short Positions,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)    The Argentine Disclosure Documents. The information set forth in the Argentine Disclosure Documents does not contain any material inconsistency with the information set forth in the General Disclosure Package. The Argentine Disclosure Documents have been prepared in accordance with applicable Argentine securities laws and regulations. For purposes of this paragraph, the term “Argentine Disclosure Documents” means, collectively, the Spanish-language Argentine final Prospecto, dated September 8, 2017, the notices published in the Buenos Aires Stock Exchange Daily Bulletin related to the offering of the Securities in Argentina, including the placement notice, dated September 8, 2017 , published in the Buenos Aires Stock Exchange Daily Bulletin and on the CNV’s web page on September 11, 2017 and September 8, 2017, respectively, and the notice reporting the results of the placement of the Securities, dated September 26, 2017, published in the Buenos Aires Stock Exchange Daily Bulletin and on the CNV’s web page on September 27, 2017 and September 26, 2017, respectively.

(iv)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus,

including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(v)    Well-Known Seasoned Issuer; Foreign Private Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405). The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(vi)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii)    Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the 1933 Act Regulations, the Exchange Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(viii)    Financial Statements. The financial statements included and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with the accounting rules of the Central Bank of Argentina, which entity prescribes the generally accepted accounting principles for all financial institutions (“Argentine Banking GAAP”), applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with Argentine Banking GAAP the information required to be stated therein. Certain consolidated financial information of the Company and its consolidated subsidiaries included and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that is described as having been reconciled to U.S. generally accepted accounting principles (“U.S. GAAP”) present fairly in all material respects the financial position and results of operations of the Company and its consolidated subsidiaries as of and for the periods specified therein on the basis set forth therein, and such financial information has been reconciled to U.S. GAAP, as applicable, applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the 1933 Act Regulations.

(ix)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for dividends paid to the Company or to other direct or indirect subsidiaries of the Company.

(x)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Argentina and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi)    Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed in the Registration Statement, the General Disclosure Package and the Prospectus. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except that the Central Bank of Argentina must approve any payment of dividends by the Company’s subsidiary Banco de Galicia y Buenos Aires S.A.

(xii)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “As of June 30, 2017” under the caption “Capitalization.” All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the capital stock of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii)    Authorization of Agreements. Each of this Agreement, the Deposit Agreement and the Argentine Placement Agreement has been duly authorized, executed and delivered by the Company.

(xiv)    Authorization and Description of Securities. The Common Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, upon the due and valid issuance by the Depositary of the American Depositary Receipts (“ADRs”) evidencing the ADSs against the deposit of Common Shares in respect thereof in accordance with the Deposit Agreement, against payment of the consideration set forth herein, the ADSs evidenced by such ADRs will be duly and validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified in the Deposit Agreement; and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The ADSs and the Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no limitations on the rights of holders of ADSs or ADRs evidencing ADSs to hold or vote or transfer their respective securities. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(xvi)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Deposit Agreement, the Argentine Placement Agreement and the Preemptive Rights Transfer Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xix)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement or the Preemptive

Rights Transfer Agreement or any other document to be executed hereunder or thereunder by the Company, except such as have been already obtained or as may be required under the Securities Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”), the CNV, the Bolsas y Mercados Argentinos S.A. (the “BYMA”) and the Mercado Abierto Electrónico (the “MAE”).

(xxi)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii)    Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiv)    Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv)    Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Argentine Banking GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii)    Taxes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by the Argentine Banking GAAP have been created in the financial statements of the Company), except where the failure to file such returns or pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has individually or in the aggregate had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would individually or in the aggregate have) a Material Adverse Effect. The Company has maintained all records required to be maintained for tax purposes; all returns and reports were and remain accurate and complete in all material respects. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxviii)    No Tax Disputes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries are involved in any dispute or investigation with any tax authority, nor have any inquiries been raised by any tax authority in respect of the Company or any of its subsidiaries which is likely to be material, and, so far as the Company is aware, there are no facts which are likely to cause any such dispute or investigation, or to cause any tax authority to raise any enquiry against the Company or any of its subsidiaries which is likely to result in a Material Adverse Effect.

(xxix)    Tax Residency. The Company and its subsidiaries are resident for tax purposes in Argentina, or, if Argentina is not their jurisdiction of incorporation, in such jurisdiction of incorporation, and are not treated as resident in any other jurisdiction for any tax purpose different from Argentina or their jurisdiction of incorporation (including under any double taxation arrangement).

(xxx)    Withholding Taxes. All payments to be made by the Company to the Underwriters under this Agreement, and any related document, shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties or governmental charges (“Taxes”), unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by each of the Underwriters after such withholding or deduction shall equal the amounts that would have been received by the Underwriters if such amounts had not been subject to Taxes; provided that no such additional amounts shall be payable to an Underwriter to the extent that such Taxes (i) were imposed due to a present or former connection between an Underwriter and the relevant taxing jurisdiction (other than a connection arising solely as a result of the Underwriter having executed, performed its obligations under, or received payments pursuant to, this Agreement) or (ii) would not have been imposed but for the failure of such Underwriter, upon a timely request by the Company, to comply with reasonable certification, identification or other reporting requirements concerning the nationality, residence or identity, or connection with the taxing jurisdiction, of such

Underwriter, but only to the extent that such compliance would have reduced or eliminated such Taxes. If any Taxes are collected by deduction or withholding, the Company will provide to the Underwriters copies of documentation evidencing the payment to the proper authorities of the amount of Taxes deducted or withheld, if so requested.

(xxxi)    Absence of Argentine Taxes. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no transaction tax, stamp duty or other issuance or transfer taxes or duties and no capital gains, income, withholding or other similar taxes are payable or imposed whether by withholding or otherwise, in Argentina, or required to be collected by or on behalf of the Underwriters, (including, in each case, any political subdivision thereof) in connection with (i) the execution, delivery, performance and enforcement of this Agreement or of any other document to be furnished hereunder or thereunder, (ii) the consummation of the transactions contemplated by this Agreement, or (iii) the resale and delivery of the Securities by the Underwriters in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxii)    Taxation of Dividends and Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and distributions on the Common Shares and ADSs made to non-Argentine entities and individuals who are non-residents of Argentina will not be subject to income, withholding or other taxes under the laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein.

(xxxiii)    Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

(xxxv)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(xxxvi)    Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvii)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, including all applicable requirements in Argentina in connection with the Argentine Money Laundering Law No. 25,246, as amended, Decree Nos. 1629/2011 and 1500/01, the Resolutions of the Financial Information Unit, in particular Resolution No. 2/2002, Communications No. “A” 4835, “A” 5520 and “A” 5724 of the Central Bank of Argentina (collectively, the “Money Laundering Laws”); and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxviii)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix)    Lending Relationship. The Company (i) does not have any material lending or other material relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xl)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xli)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlii)    Broker’s Fee. There are no contracts, agreements or understandings between the Company and any other person (other than this Agreement and the Argentine Placement Agreement) that would give rise to a valid claim against the Company or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities.

(xliii)    No Passive Foreign Investment Company. The Company believes it should not be classified as a passive foreign investment company as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year 2016. After giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company does not expect to be classified as a passive foreign investment company as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year 2017 or in the foreseeable future.

(xliv)    Compliance with CNV Rules and Regulations. The Company has taken all actions to comply with the rules and regulations of the CNV, as amended from time to time, in connection with the offer of the Securities, and the Company will take all actions reasonably necessary to comply with any regulatory filing required in order to consummate the offer and sale of the Securities, as reasonably requested by the Representatives, in connection with the offer of the Securities.

(xlv)    Exchange Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of Argentina and any political subdivision thereof, all payments due or made on the Securities may be freely transferred out of Argentina by the Company and may be paid in, or freely converted into U.S. dollars.

(xlvi)    Enforcement of Foreign Judgments. Pursuant to the terms of this Agreement, the Company has agreed to submit to the jurisdiction of the Specified Courts (as defined in Section 17 hereof) in which the relevant suit or proceeding may be instituted. Any final judgment for a fixed or readily calculable sum of money rendered in any Specified Court having jurisdiction in respect of any suit, action or proceeding against the Company based upon this Agreement or the transactions contemplated hereby would be declared enforceable against the Company by the courts of Argentina without reexamination of the merits of the cause of action in respect of which the original judgment was given or retrial of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty; provided that such judgment fulfills the requirements described under the caption “Enforceability of Certain Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is not aware that the enforcement in Argentina of such a judgment in respect of this Agreement would be construed as contrary to public policy and international treaties binding upon Argentina or generally accepted principles of international law in Argentina (including, in each case, any political subdivision thereof). It is not necessary under the laws of Argentina that any of the holders of any Securities, the Underwriters should be licensed, qualified or entitled to carry on business in Argentina (i) to enable any of them to enforce their respective rights under this Agreement or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of this Agreement or any such other document. The Company has validly and irrevocably appointed CT Corporation System with offices currently at 111 8th Avenue, New York, New York 10011, as its authorized agent for service of process. Service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company and its subsidiaries under the laws of Argentina.

(xlvii)    Immunity. Neither the Company nor any of its subsidiaries, nor any of their respective assets or revenues, has immunity, including sovereign immunity, from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) or from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Argentina or any political subdivision thereof. To the extent that the Company or any of its subsidiaries or any of their respective assets or revenues may have or may hereafter have immunity from any such court, the Company has, pursuant to Section 17 hereof, waived, and it will waive, or will cause its subsidiaries to waive, such immunity to the extent permitted by law.

(xlviii)    Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Argentina and will be honored by judicial courts in Argentina in the event of enforcement before them; provided that it does not contravene Argentine principles of public policy and; provided, further that the application of the laws of the State of new York will be preempted by applicable Argentine laws in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity. The Company has the power to submit, and pursuant to Section 17 hereof has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal court of the United States of America located in the City and County of New York, Borough of Manhattan and any court of the State of New York located in the City and County of New York, Borough of Manhattan, and has the power to designate, appoint and empower, and pursuant to Section 17 hereof has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any such court.

(xlix)    Listing. The Common Shares (including the Common Shares to be issued pursuant to the Argentine Placement Agreement) have been approved for listing on the BYMA and the MAE.

(c)    Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A hereto, the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. In addition, the Company agrees (a) to pay to the Underwriters the amount of US$0.0575 in respect of each of the 3,001,653 Class B Shares placed pursuant to the Argentine Placement Agreement and each of the 17,674,423 Class B Shares issued pursuant to the Preferential Subscription and (b) that the amount of the payment in the foregoing clause (a) may be deducted from the payment of the purchase price for the ADSs hereunder by or on behalf of the Underwriters pursuant to Section 2(c) hereof. The amounts payable and deductible pursuant to the preceding sentence shall be payable and deductible on the Closing Date and each Date of Delivery in respect of the Class B Shares placed and issued on such date.

(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 14,976,080 Common Shares (in the form of ADSs or Common Shares) (the “Option Securities”) at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time at or prior to the end of such 30-day period upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth on Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on September 29, 2017 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than 10 business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch or UBS, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)    Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the 1933 Act Regulations, the Exchange Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the 1933

Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)    Delivery of Registration Statement. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate to the Company and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)    Listing. The Company will use its best efforts to (i) effect and maintain the listing of the Securities on the Nasdaq Global Market and (ii) maintain the listing of the Common Shares on the BYMA and the MAE, and will use its best efforts to cause (in cooperation with the Underwriters) the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(i)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and 1934 Act Regulations. In addition, the Company shall file any documents or reports with respect to the Securities required to be filed with the CNV, the BYMA and the Central Bank of Argentina, if applicable, in the time period required for such filing.

(j)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)    Registrar. The Company shall maintain a transfer agent and, if necessary under the laws of Argentina, a registrar for the Securities.

(l)    Argentine Governmental Authorizations. For so long as any Securities remain outstanding, the Company shall obtain and keep in full force and effect all authorizations from, and make and keep in full force and effect all registrations with, Argentine governmental authorities (including the CNV), that may be required for the execution, delivery and performance of this Agreement and the Securities or for the validity or enforceability against the Company of this Agreement and that may be required for the issuance, validity or enforceability of the Securities.

(m)    Preemptive Rights Exercise. The Company shall use its reasonable best efforts to cause Galicia Valores S.A. to comply with the written direction of the Representatives pursuant to the Preemptive Rights Transfer Agreement in respect of the Preemptive Rights Exercise and to facilitate the delivery of the Common Shares received in respect of such exercise in the form of ADSs to the Underwriters.

(n)    Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to the Common Shares or any securities convertible into or exchangeable or exercisable for any of its Common Shares (including, without limitation, ADSs) (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) lend or otherwise transfer the Lock-Up Securities, (vi) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, whether any such transaction described in (i) to (v) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder, pursuant to the Argentine Placement Agreement or the Preemptive Rights Transfer pursuant to the Preemptive Rights Transfer Agreement. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

SECTION 4.    Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, including any fees or expenses of the Depositary and its counsel, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors and the reasonable fees and disbursements of the Underwriter’s U.S. and Argentine counsel, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto which shall not exceed US$25,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by, with the approval of, the Company in connection with the road show presentations, commercial travel and lodging expenses of the representatives and officers of the Company, the Underwriters and any such consultants, (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market, the BYMA and the MAE and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) hereof.

(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), Section 10 or Section 11 hereof, the Company and shall reimburse the Underwriters for all of their out-of-pocket expenses, including the documented fees and disbursements of counsel for the Underwriters, but subject to any prior arrangement between the Company and the Underwriters.

SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties of the Company contained herein and in certificates of any officer of the Company delivered pursuant to the provisions hereof, as of the Time of Sale and as of the Closing Date as though then made, and to the timely performance by the Company of its covenants and other obligations hereunder, and to the satisfaction of each of the following additional conditions:

(a)    Effectiveness of Registration Statement and ADS Registration Statement. The Registration Statement has become effective, the ADS Registration Statement has been declared effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)    Opinions and Negative Assurance Letters of Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinions and negative assurance letters, dated the Closing Time, of (i) Gibson, Dunn & Crutcher LLP, U.S. counsel for the Company, and (ii) Estudio Beccar Varela, Argentine counsel for the Company, addressed to the Underwriters, each in substantially the forms set forth in Exhibits A-1 and A-2, respectively.

(c)    Opinions and Negative Assurance Letters of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinions and negative assurance letters, dated the Closing Time, of (i) Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, and (ii) Bruchou, Fernandez Madero & Lombardi, Argentine counsel for the Underwriters, addressed to the Underwriters, with respect to such matters as the Representatives shall request.

(d)    Opinion of Counsel for the Depositary. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Emmet, Marvin & Martin LLP, counsel for the Depositary, addressed to the Underwriters, in substantially the forms set forth in Exhibit B.

(e)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of such officers, are contemplated.

(f)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Price Waterhouse & Co. S.R.L., member firm of PricewaterhouseCoopers (“PWC”), a letter, dated the date of this Agreement, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; and such letter shall use a “cut-off” date no more than three business days prior to the date thereof.

(g)    Accountant’s Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from PWC a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified “cut-off” date shall be a date not more than three business days prior to the Closing Time.

(h)    Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance, and the Common Shares shall have been approved for listing on the BYMA and the MAE.

(i)    Lock-up Agreements. Prior to or at the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons and entities listed on Schedule D hereto.

(j)    Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)    Process Agent. The Bank shall have appointed CT Corporation System as its authorized service of process agent as set forth in Section 17 hereof.

(l)    Closing of Concurrent Argentine Placement. The closing of the placement of the Class B Ordinary Shares in Argentina pursuant to the Argentine Placement Agreement shall have occurred concurrently with the closing of the offering of Securities hereunder on the Closing Time.

(m)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or President of the Company and of the chief financial or chief accounting officer of the Company as to the matters set forth in the certificate delivered at the Closing Time pursuant to Section 5(e) hereof, confirming that each statement in such certificate remains true and correct as of such Date of Delivery.

(ii)    Opinions of Counsel for the Company. The favorable opinions of (i) Gibson, Dunn & Crutcher LLP, U.S. counsel for the Company, and (ii) Estudio Beccar Varela, Argentine counsel for the Company, addressed to the Underwriters, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii)    Opinions of Counsel for Underwriters. If requested by the Representatives, the favorable opinions of (i) Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, and (ii) Bruchou, Fernandez Madero & Lombardi, Argentine counsel for the Underwriters, addressed to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(iv)    Opinion of Counsel for the Depositary. The favorable opinion of Emmet, Marvin & Martin LLP, counsel for the Depositary, addressed to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(d) hereof.

(v)    Bring-down Comfort Letter. A letter from PWC, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the specified “cut-off” date in the letter furnished pursuant to this Section 5(m)(v) shall be a date not more than three business days prior to such Date of Delivery.

(n)    Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)    Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 15, 16 and 17 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)    Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, affiliates (as such term is defined in Rule 501(b) under the

Securities Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the ADS Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or the Argentine Disclosure Documents or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any Preliminary Prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; and

(iv)    against any financial transaction, transfer, documentary, stamp or similar tax, including any interest and penalties or other additions to tax, on the creation, placement and sale of the Securities and on the execution and delivery of this Agreement;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of Company. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified parties would present such counsel with a conflict of interest, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (iii) the actual or potential defendants in, or targets of, any such action include both the indemnified parties and the indemnifying party and the indemnified parties shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.    Termination of Agreement.

(a)    Termination. At or prior to the Closing Time, this Agreement may be terminated by the Representatives by notice given to the Company (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Argentina, any outbreak of hostilities or escalation thereof in the United States, Argentina or elsewhere or other calamity or crisis or any change or development involving a prospective change in the United States’ or Argentina’s political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Nasdaq Global Market, the BYMA or the MAE, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; provided that Sections 1, 6, 7, 8, 15, 16 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability of any party.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.    Default by the Company. If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)    Notices to the Underwriters shall be directed to (i) Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) and (ii) UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, attention of Syndicate (facsimile: (212) 713-3371).

(b)    Notices to the Company shall be directed to it at Tte. Gral. Juan D. Perón 430, 25th floor, C1038 AAJ-Buenos Aires, Argentina, attention of Jefe de Finanzas, with a copy to Gibson, Dunn & Crutcher LLP, Attn: Tomer Pinkusiewicz, 200 Park Ave., New York, NY 10166.

SECTION 13.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 17.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York, Borough of Manhattan. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.    Currency.

(a)    The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures (but in any event promptly) purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

(b)    The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollars amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(c)    The Company further agrees that, notwithstanding any applicable restriction or prohibition on access to the foreign exchange market in Argentina, any and all amounts payable by the Company to the Underwriters and/or any indemnified party hereunder shall be paid in U.S. dollars. In the event of the existence of any such restriction or prohibition, the Company shall, at its own expense, obtain U.S. dollars to satisfy its payment obligations hereunder, to the extent permitted by applicable law, by:

(i)    purchasing, with Argentine pesos, of any series of Argentine public debt instruments denominated in U.S. dollars or any other public or private bond or tradable security issued in Argentina and denominated in U.S. dollars, and subsequent transfer and sale of any such security, outside of Argentina, in exchange for U.S. dollars; or

(ii)    purchasing U.S. dollars in New York City, London or any other city or market in which U.S. dollars may be purchased, with any legal tender; or

(iii)    acquiring U.S. dollars through any other legal mechanism for the acquisition of U.S. dollars in any exchange market.

In the event any of such transactions to obtain U.S. dollars is required to be undertaken by the Company amounts due hereunder shall accrue interest until payment is made in U.S. dollars as set forth herein. Nothing contained herein shall relieve the Company of its obligation to make payments hereunder in U.S. dollars, for any reason whatsoever, including, without limitation, any of the following circumstances:

(i)    the purchase of U.S. dollars in Argentina is more onerous or burdensome for the Company than as of the date hereof;

(ii)    the exchange rate in effect in Argentina increases significantly from the rate in effect as of the date of the date hereof; or

(iii)    the ability of the Company to satisfy its payment obligations hereunder in Argentine pesos, pursuant to Section 765 of the Argentine Civil and Commercial Code sanctioned by Law No. 26,994 and/or any other applicable regulations or general principles under Argentine law.

(d)    The Company hereby waives, to the fullest extent permitted by law, the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code and/or any amendments and/or supplements to such regulations), impossibility of paying in U.S. dollars (assuming any liability for any force majeure or act of God), or right to pay in other currency other than U.S. dollars, including, without limitation, any legal currency in Argentina. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the ability of the Company to satisfy its payment obligations hereunder in Argentine currency, pursuant to Section 765 of the Argentine Civil and Commercial Code and/or any other applicable regulations or general principles under Argentine law.

SECTION 19.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

GRUPO FINANCIERO GALICIA S.A.

By	/s/ Pedro A. Richards
Print Name: Pedro A. Richards
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED,

as of the date first above written for themselves and as Representatives of the other Underwriters named in Schedule A hereto:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Sumit Makherjee
Name: Sumit Makherjee
Title: Managing Director, Head of Americas Syndicate

UBS SECURITIES LLC

By	/s/ Facuno Vazquez
Name: Facuno Vazquez
Title: MD

By	/s/ Manuel Sobrino
Name: Manuel Sobrino
Title: Director

SCHEDULE A

The initial public offering price per ADS for the Securities shall be U.S.$50.00 (or U.S.$5.00 per Common Share).

The purchase price per ADS for the Initial Securities to be paid by the several Underwriters shall be U.S.$49.425, being an amount equal to the initial public offering price set forth above less U.S.$0.575 per ADS.

The purchase price per ADS for the Option Securities to be paid by the several Underwriters shall be U.S.$50.00 (or U.S.$5.00 per Common Share), being an amount equal to the initial public offering price set forth above, subject to adjustment in accordance with Section 2(b) hereof for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities (ADSs)	Maximum Number of Option Securities (ADSs)
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,466,196	748,804
UBS Securities LLC	4,466,196	748,804

Total	8,932,392	1,497,608

Sch A-1

SCHEDULE B

Pricing Terms

1. The Company is selling 89,323,920 Common Shares (in the form of 8,932,392 ADSs).

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 14,976,080 Common Shares (in the form of ADSs or Common Shares).

3. The initial public offering price per share for the ADSs shall be U.S.$50.00 (or U.S.$5.00 per Common Share).

Sch B-1

SCHEDULE C

Free Writing Prospectuses

None.

Sch C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

1.	EBA Holding S.A.
2.	Eduardo J. Escasany
3.	Pablo Gutierrez
4.	Abel Ayerza
5.	Federico Braun
6.	Antonio R. Garcés
7.	Enrique Martin
8.	Pedro A. Richards
9.	Silvestre Vila Moret
10.	Daniel A. Llambías
11.	Sergio Grinenco
12.	Alejandro Rojas Lagarde
13.	Augusto Rodolfo Zapiola Macnab
14.	José Luis Ronsini

Sch D-1

Exhibit A-1

FORMS OF OPINION AND NEGATIVE ASSURANCE LETTER OF COMPANY’S U.S. COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)(i)

September 29, 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

UBS Securities LLC 1285 Avenue of the Americas
New York, New York 10019

Re:     Grupo Financiero Galicia S.A./109,999,996 Class B Ordinary Shares, including Class B Ordinary Shares represented by American Depositary Shares

Ladies and Gentlemen:

We have acted as U.S. counsel to Grupo Financiero Galicia S.A., a stock corporation (sociedad anonima) organized under the laws of the Republic of Argentina (the “Company”), in connection with the offering and sale by the Company of 89,323,920 Class B ordinary shares, par value Ps. (Argentine pesos) 1.00 per share (the “Shares”), in the form of American Depositary Shares, each representing 10 Shares (the “ADSs”), pursuant to the Underwriting Agreement dated September 26, 2017 (the “Underwriting Agreement”) among the Company and the Underwriters named therein (the “Underwriters”) for whom you are acting as Representatives. This letter is delivered to you pursuant to Section 5(b)(i) of the Underwriting Agreement.

The Shares are being offered pursuant to a registration statement on Form F-3 ASR (No. 333-220395) and may be represented by ADSs issued pursuant to the amended and restated deposit agreement, dated as of July 12, 2011 (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all owners and holders from time to time of American Depositary Shares issued thereunder. The registration statement filed on September 8, 2017, including the information incorporated by reference and the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is herein called the “Registration Statement”. The related core prospectus, as first filed forming a part of the Registration Statement; the preliminary prospectus supplement dated September 8, 2017, in the form filed with the Securities and Exchange Commission (the “Commission”) pursuant to rule 424(b)(5) under the Securities

Exhibit A-1-1

Act, including the documents incorporated by reference therein; and the final prospectus supplement dated September 26, 2017, including the documents incorporated by reference therein, are herein collectively called the “Prospectus”.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the following documents:

(a)	the Underwriting Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Prospectus and the documents incorporated by reference therein;

(d)	the Deposit Agreement;

(e)	the form of the American Depositary Receipts (“ADRs”) evidencing the ADSs included in the Deposit Agreement;

(f)	the registration statement on Form F-6 (No. 333-175170) filed with the Commission under the Securities Act on June 28, 2011 for the registration of ADSs; and

(g)	such other documents, corporate records, certificates of officers of the Company and its subsidiaries and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.

In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and its subsidiaries or certificates obtained from public officials and others. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation that:

I. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Underwriting Agreement the Deposit Agreement and the ADSs, as applicable.

II. The execution and delivery of such documents by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate action and do not violate any law, rule, regulation, order, judgment or decree applicable to the Company, and that such documents have been duly executed and delivered by the Company.

III. The Company is a validly existing company in good standing under the laws of Argentina.

IV. The ADRs conform to the form thereof that we have reviewed.

Exhibit A-2-1

Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Underwriting Agreement.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Underwriting Agreement has been duly executed and delivered by the Company.

2. The Deposit Agreement has been duly executed and delivered by the Company and constitutes a valid, binding and enforceable agreement of the Company.

3. Upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares by the Company in respect thereof in accordance with the provisions of the Underwriting Agreement and the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4. The execution and delivery by the Company of the Underwriting Agreement and the Deposit Agreement, the performance of its obligations thereunder, and the issuance by the Company of the Shares to the Depositary do not and will not (i) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement or (ii) require any filing with or approval of any governmental authority or regulatory body of the United States of America under the Securities Act, except for such filings or approvals as already have been made or obtained.

5. Insofar as the statements in the Prospectus under the caption “Description of American Depositary Shares” purport to summarize the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Securities Act and the rules and regulations of the Commission relating to registration statements on Form F-3 and prospectuses.

6. To the extent the statements in the Prospectus under the caption “Taxation—Material U.S. Federal Income Tax Considerations” purport to describe specific provisions of the Internal Revenue Code or the rules, regulations and legal conclusions thereunder, such statements present in all material respects an accurate summary of such provisions and legal conclusions.

7. The Company is not and, after giving effect to the sale of the Shares, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

Exhibit A-3-1

8. The submission of the Company to the non-exclusive jurisdiction of the U.S. federal and New York State courts located in the City and County of New York, Borough of Manhattan and the appointment of CT Corporation System as its authorized agent for the purpose set forth in Section 17 of the Underwriting Agreement are legal, valid and binding under the laws of the State of New York; and service of process in the manner set forth in Section 17 of the Underwriting Agreement is effective under the laws of the State of New York to confer valid personal jurisdiction over the Company.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. Except as expressly set forth in paragraphs 4(ii) and 7, we express no opinion regarding the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act or any other federal or state securities laws or regulations

C. The opinions set forth in paragraphs 2 and 8 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

The opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and are not to be used for any other purpose or circulated, quoted or otherwise referred to, without, in each case, our written permission, except that The Bank of New York Mellon, in its capacity as Depositary for the ADSs, may rely on paragraphs 2, 3 and 4.

Very truly yours,

Exhibit A-4-1

September 29, 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

UBS Securities LLC 1285 Avenue of the Americas
New York, New York 10019

Re:    Grupo Financiero Galicia S.A./109,999,996 Class B Ordinary Shares, including Class B Ordinary Shares represented by American Depositary Shares

Ladies and Gentlemen:

We have acted as U.S. counsel to Grupo Financiero Galicia S.A., a stock corporation (sociedad anonima) organized under the laws of the Republic of Argentina (the “Company”), in connection with the offering and sale by the Company of 89,323,920 Class B ordinary shares, par value Ps. (Argentine pesos) 1.00 per share (the “Shares”), in the form of American Depositary Shares, each representing 10 Shares (the “ADSs”), pursuant to the Underwriting Agreement dated September 26, 2017 (the “Underwriting Agreement”) among the Company and the Underwriters named therein (the “Underwriters”) for whom you are acting as Representatives. This letter is delivered to you pursuant to Section 5(b)(i) of the Underwriting Agreement.

In connection with the offering and sale of the Shares, we have reviewed: (i) the Company’s Registration Statement on Form F-3 ASR (Registration No. 333-220395) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 8, 2017 for the registration of the Shares, including the Shares represented by ADSs; (ii) the core prospectus dated September 8, 2017 forming a part thereof, together with the documents incorporated therein by reference (the “Core Prospectus”); (iii) the preliminary prospectus supplement dated September 8, 2017, including the documents incorporated therein by reference (the “Preliminary Prospectus Supplement”), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on September 8, 2017; and (iv) the final prospectus supplement dated September 26, 2017, including the documents incorporated therein by reference (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on September 27, 2017. The registration statement, in the form in which it became effective (which for purposes of this letter shall be deemed to have occurred on September 26, 2017), is called the “Registration Statement”. The Core Prospectus together with the Final Prospectus Supplement is called the “Prospectus.” The Core Prospectus, including only the information incorporated

Exhibit A-5-1

therein by reference (as updated or superseded as provided therein) prior to 5:30 p.m., Eastern time, on September 26, 2017 (the “Applicable Time”), the Preliminary Prospectus Supplement and the total number of Shares offered and sold and the public offering price of the Shares, each as set forth in the Prospectus, are collectively called the “General Disclosure Package”.

We are of the view that the Registration Statement is effective under the Securities Act. To our knowledge, based solely upon our review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at [time] a.m., Eastern time, on September 29, 2017, as of the time of such confirmation, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

We have participated in conferences with officers and other representatives of the Company, the Company’s Argentine counsel, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the General Disclosure Package or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus except as set forth in paragraphs 5 and 6 of our opinion of even date herewith and except insofar as such statements specifically relate to us. Our identification of information as constituting the General Disclosure Package is for the limited purpose of making the statements set forth in this letter. We express no opinion or belief as to the conveyance of the General Disclosure Package or the Prospectus or the information contained therein to investors generally or to any particular investors at any particular time or in any particular manner.

On the basis of the foregoing, and except for the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, and any information derived therefrom, as to which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective, or the Prospectus, as of the date of the Final Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-6-1

We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof. The statements made in this letter are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and are not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission.

Very truly yours,

Exhibit A-7-1

Exhibit A-2

FORMS OF OPINION AND NEGATIVE ASSURANCE LETTER OF COMPANY’S ARGENTINE COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)

September 29, 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

We have acted as Argentine counsel to Grupo Financiero Galicia S.A. (the “Company”), a corporation (sociedad anónima) organized under the laws of the Republic of Argentina (“Argentina”), in connection with the capital increase and public offering and sale in Argentine and international markets of 109,999,996 class B ordinary shares, Ps.1 par value per share (the “Class B Shares”), of the Company, including Class B Shares represented by American Depositary Shares (“ADSs”), each representing ten Class B Shares, pursuant to the underwriting agreement dated September 26, 2017 (the “Underwriting Agreement”) by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC (the “Underwriters”).

This opinion is being delivered pursuant to Section 5(b)(ii) of the Underwriting Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In such capacity, we have examined such documents as we have considered necessary for the purpose of giving this opinion, including:

(i) a certified copy of the Estatutos Sociales (by laws) of the Company;

(ii) a certified copy of the resolutions of the shareholders’ meeting, dated August 15, 2017;

(iii) a certified copy of the resolution of the Board of Directors of the Company, dated August 17, 2017;

(iv) a copy of the Underwriting Agreement;

(v) a copy of the Argentine placement agency agreement;

(vi) a copy of the preemptive rights transmission agreement (“transmisión de derechos de suscripción preferente y de acrecer a titulo de mandato sin representación”) entered into between EBA Holding S.A. (“EBA Holding”) and Galicia Valores S.A. (“Galicia Valores”) and acknowledged by the Company, on September 6, 2017 (the “Preemptive Rights Transmission Agreement”;

Exhibit A-2-1

(vii)    a copy of the amended and restated deposit agreement, dated as of July 12, 2011, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and owners and holders of American Depositary Shares (the “Deposit Agreement”) (the documents referenced in clauses “i” to “vi” above are hereinafter referred to as the “Transaction Documents”);

(viii)    the registration statement on Form F-3 filed with the U.S. Securities Exchange Commission on September 8, 2017, relating to the ADSs (the “Registration Statement”);

(ix)    the base prospectus dated September 8, 2017, filed as part of the Registration Statement, relating to the ADSs, including the documents incorporated by reference therein (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated September 8, 2017, relating to the ADSs, including the documents incorporated by reference therein (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”);

(x)    the information listed in Schedule B of the Underwriting Agreement (together with the Preliminary Prospectus, the “General Disclosure Package”);

(xi)    the Base Prospectus, as supplemented by the final prospectus supplement dated September 26, 2017, relating to the ADSs, including the documents incorporated by reference therein (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Final Prospectus”);

(xii)    copy of Resolution N° RESFC-2017-18927-APN-DIR#CNV issued by the Board of Directors of the Comisión Nacional de Valores (the Argentine Securities Commission) on September 7, 2017, approving the public offering of 130,434,600 Class B Shares of the Company;

(xiii)    copy of the notice by the Comisión Nacional de Valores, dated 8, 2017, informing Bolsas y Mercados de Argentina S.A. (“BYMA”) of the approval of the public offering of 130,434,600 Class B Shares of the Company;

(xiv)    copy of the resolution issued by the BYMA on September 11, 2017, approving the listing of 130,434,600 new Class B Shares of the Company; and

(xv)    such other documents as we have deemed necessary in order for us to render the opinions hereinafter set forth.

In giving this opinion, we have made the following assumptions:

(a)    that all documents submitted to us as copy or specimen documents conform to their originals;

(b)    that all documents have been validly authorized, executed and delivered by all of the parties thereto (other than the Company, Banco Galicia y Buenos Aires S.A., Galicia Valores S.A. and EBA Holding);

Exhibit A-2-2

(c)    that the signatures on the originals of all documents submitted to us are genuine (other than those of the Company, Banco Galicia y Buenos Aires S.A., Galicia Valores S.A. and EBA Holding);

(d)    that each of the parties (other than the Company, Banco Galicia y Buenos Aires S.A., Galicia Valores S.A. and EBA Holding, as applicable) to the Transaction Documents is duly organized and validly existing and has the power and authority (corporate, partnership or other) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and that each of the parties to the Transaction Documents (other than the Company and EBA Holding, as applicable) has made or obtained all consents and authorizations required under the laws or regulations of any relevant jurisdiction to authorize, or in connection with, the execution, delivery and performance of the Transaction Documents;

(e)    that the execution, delivery or performance of each of the Transaction Documents by each of the parties thereto (other than the Company, Banco Galicia y Buenos Aires S.A., Galicia Valores S.A. and EBA Holding, as applicable) does not conflict with, result in a breach of or default under (a) any provision of such party’s constituent and organizational documents; (b) any contract, agreement or other instrument to which such party is a party or by which any of its property or assets are bound; or (c) any law, rule, regulation or order applicable to such party; and

(f)    that the Underwriting Agreement and the Deposit Agreement are legal, valid, binding and enforceable under the laws of the State of New York.

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion letter and we have assumed that there is nothing in any other law that affects our opinion. In particular we have made no independent investigation of the laws of the State of New York or of any other jurisdiction as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation (sociedad anónima) under the laws of Argentina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus; and the Company is duly qualified to do business in good standing in each Argentine jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification.

2.

Each subsidiary of the Company organized under the laws of Argentina (each, an “Argentine Subsidiary”) has been duly incorporated and is a validly existing entity under the laws of Argentina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus; each Argentine Subsidiary is duly qualified to do business in good standing in each Argentine jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding

Exhibit A-2-3

capital stock or ownership interests of each Argentine Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and, the capital stock or ownership interests of each Argentine Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

3.	Each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming that it is legal, valid, binding and enforceable under the laws of the State of New York, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	The Class B Shares have been duly authorized and issued by the Company and, when delivered to the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders.

5.	The Company has an authorized and outstanding capital stock as set forth in the Preliminary Prospectus and the Final Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, other than as set forth in the Preliminary Prospectus and the Final Prospectus, are free of statutory preemptive rights and accretion rights and, to our knowledge, contractual preemptive rights, accretion rights, resale rights, rights of first refusal and similar rights; other than as set forth in the Preliminary Prospectus and the Final Prospectus, the Class B Shares and the ADSs are free of statutory preemptive rights and accretion rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; and, other than as set forth in the Preliminary Prospectus and the Final Prospectus, the holders of the Class B Shares and Argentine Class B Shares will not be subject to personal liability by reason of being such holders; to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

6.	The capital increase performed by the Company to allow the offer and sale of the Class B Shares has been completed in accordance with Argentine law and the Company has launched and consummated a preemptive and accretion rights offering to its existing shareholders in accordance with Argentine Law, as described in the Preliminary Prospectus and the Final Prospectus, except for the contingent preemptive and accretion rights of existing shareholders to additional shares to be issued in case of exercise of the over-allotment option which, if exercised, will be launched and consummated in accordance with Argentine law, as described in the Preliminary Prospectus and the Final Prospectus.

7.	The Preemptive Rights Transmission Agreement has been duly authorized, executed and delivered.

8.	EBA Holding has a valid marketable title to the preemptive rights transmitted therein in the manner provided in the Preemptive Rights Transmission Agreement; all right, title

Exhibit A-2-4

and interest in EBA Holding’s preemptive rights have been transmitted to Galicia Valores S.A. pursuant to the Preemptive Rights Transmission Agreement free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title; and, upon the exercise of EBA Holding’s preemptive rights by EBA Holding in the manner provided in the Preemptive Rights Transmission Agreement and pursuant to the instructions of the Underwriters regarding delivery of ADSs in respect of such preemptive rights, the issuance of such Class B shares to the custodian for the ADSs and the issuance of the ADSs, the Underwriters will acquire all right, title and interest in the ADSs to be sold by the Company hereunder free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

9.	The execution, delivery and performance of each of the Underwriting Agreement and the Deposit Agreement, and compliance with the terms thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) to our knowledge, after due inquiry, (i) any agreement or instrument governed by the laws of Argentina to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the respective properties of the Company or any such subsidiary is subject, or (ii) any judgment or order of any Argentine court having jurisdiction over the Company or any subsidiary of the Company or any of their respective properties, or, (b) (i) any Argentine statute or any rule, regulation or order of any Argentine governmental agency or body or Argentine securities exchange having jurisdiction over the Company or any subsidiary of the Company or any of their respective properties, or (ii) the by-laws (estatutos sociales) or equivalent constitutive documents of the Company or any Argentine Subsidiary.

10.	No consent, approval, authorization or order of, or filing, registration or qualification with, any Argentine governmental agency or body or court or Argentine securities exchange is required, and no approval of the shareholders or the Board of Directors of the Company is required, for the execution, delivery or performance of each of the Underwriting Agreement and the Deposit Agreement and the consummation of the transactions contemplated thereby or the issue and sale of the Class B Shares by the Company, other than (i) the approvals of the public offering and listing of the Class B Shares in Argentina by the CNV, the BYMA and the Mercado Abierto Electronico S.A. as have heretofore been obtained and which continue to be in full force and effect and (ii) the approvals of the public offering and listing of the Class B Shares by the shareholders and board of Directors or attorney-in-fact of the Company as have heretofore been obtained and which continue to be in full force and effect.

11.	The Company has duly authorized the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

12.	To our knowledge, except as disclosed in the Preliminary Prospectus and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

Exhibit A-2-5

13.	To our knowledge, after due inquiring, the Company and its subsidiaries possess adequate certificates, authorizations, licenses, consents and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them in Argentina and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

14.	To our knowledge, after due inquiring, except as disclosed in the Preliminary Prospectus and the Final Prospectus, the Company and its subsidiaries (i) have good and marketable title to all material real properties and all other material properties and assets owned by them located in Argentina, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and (ii) hold any material leased real or personal property located in Argentina under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

15.	The statements under the captions (i) “Enforcement of Certain Civil Liabilities”, “Description of Share Capital” and “Description of Rights to Purchase Class B Ordinary Shares” and “Taxation—Material Argentine Tax Considerations” in the Preliminary Prospectus and the Final Prospectus and (ii) “Selected Statistical Information—Main Argentine Central Bank’s Rules on Loan Classification and Loan Loss Provisions”, “Selected Statistical Information—Regulatory Capital”, “Information on the Company—Government Regulation”, “Information on the Company—Argentine Banking Regulation”, “Information on the Company—Credit Cards Regulation”, “Information on the Company—Concealment and Laundering of Assets of a Criminal Origin”, “Directors, Senior Management and Employees—Our Audit Committee”, “Directors, Senior Management and Employees—Our Supervisory Committee”, “Directors, Senior Management and Employees—Management of Grupo Financiero Galicia”, “Directors, Senior Management and Employees—Banco Galicia’s Supervisory Committee”, “Directors, Senior Management and Employees—Nasdaq Corporate Governance Standards”, “Major Shareholders and Related Party Transactions—Related Party Transactions”, “Financial Information—Legal Proceedings”, “Financial Information—Dividend Policy”, “The Offer and Listing—Argentine Securities Market”, “The Offer and Listing—Market Regulations”, “Additional Information—Description of Our Bylaws”, “Additional Information—Exchange Controls” and “Taxation—Argentine Taxes” in the Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on May 1, 2017 and incorporated by reference in the Preliminary Prospectus and the Final Prospectus, to the extent that such statements constitute summaries of documents governed by or issued pursuant to Argentine law or Argentine legal proceedings or refer to matters of Argentine law or legal conclusions under Argentine law, are accurate and complete in all material respects and present fairly the information purported to be shown therein.

Exhibit A-2-6

16.	Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable by the Company in respect of the Class B Shares and the ADSs may, under current Argentine laws and regulations, be paid in Argentine Pesos that, as of the date of this opinion, may be freely converted into U.S. dollars and freely transferred outside of Argentina; and, except the equalization tax and any other related tax described in the Preliminary Prospectus and the Final Prospectus, all such dividends and distributions made to non-Argentine entities and individuals who are non-residents of Argentina will not be subject to income, withholding or other taxes under the laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein.

17.	The choice of the law of the State of New York as the governing law of each of the Underwriting Agreement and the Deposit Agreement is a valid choice of law under the laws of Argentina and, subject to compliance with certain Argentine evidentiary requirements and payment of the court tax, as set forth below, and provided that no provision of New York law applicable to the Underwriting Agreement or the Deposit Agreement violates the public policy (orden público) of Argentina, Argentine courts should recognize such choice of law.

18.	The indemnification and contribution provisions set forth in Section 6 of the Underwriting Agreement do not contravene Argentine law or the public policy (orden público) of Argentina.

19.	The submissions by the Company to the jurisdiction of the U.S. federal or New York state courts sitting in New York set forth in the Underwriting Agreement and the Deposit Agreement constitute valid and legally binding obligations of the Company; and service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over the Company under the laws of Argentina.

20.	Any judgment obtained in a U.S. federal or New York state court sitting in New York arising out of or in relation to the obligations of the Company under the Underwriting Agreement or the Deposit Agreement or the transactions contemplated thereby will be enforceable against the Company and will be recognized in Argentina without reconsideration of the merits, provided the requirements of Article 517 and 519 of the Argentine civil and commercial procedure code are met as follows:

(i)	the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court and resulted from a personal action or an in rem action with respect to movable property which was transferred to Argentina during or after the prosecution of the foreign action;

Exhibit A-2-7

(ii)	the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action;

(iii)	the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law;

(iv)	the judgment does not violate the principles of public policy (orden público) of Argentine law; and

(v)	the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

21.	The Underwriting Agreement and the Deposit Agreement are in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against the Company; and to ensure the legality, validity, enforcement or admissibility into evidence of the Underwriting Agreement or the Deposit Agreement it is not necessary that the Underwriting Agreement or the Deposit Agreement or any other document related thereto be filed, registered or recorded with or executed or notarized before any court or other authority in Argentina or that any tax or fee be paid in Argentina on or in respect of the Underwriting Agreement or the Deposit Agreement or any other document.

22.	It is not necessary under the laws of Argentina that any of the holders of the ADSs, the Underwriters or the Depositary be licensed, qualified or entitled to carry on business in Argentina (i) to enable any of them to enforce their respective rights under the Underwriting Agreement and the Deposit Agreement or any other document to be delivered in connection therewith or (ii) solely by reason of the execution, delivery or performance of the Underwriting Agreement and the Deposit Agreement or any such other document.

23.	No transaction tax stamp or other issuance or transfer taxes or duties or any capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or by the Depositary or its Argentine Custodian to Argentina or any political subdivision or taxing authority thereof or therein in connection with the issuance, sale and delivery by the Company of the Class B Shares and the ADSs or the sale and placement outside Argentina by the Underwriters of the Class B Shares and the ADSs to the initial purchasers thereof; provided that any Underwriter deemed to be acting through a permanent establishment in Argentina may be required to pay income taxes in Argentina on the portion of its income allocable to such permanent establishment.

24.	None of the holders of the ADSs, the Underwriters, the Depositary or any paying agent will be deemed resident, domiciled, carrying on business or subject to taxation in Argentina solely by reason of the execution, delivery, performance or enforcement of the Underwriting Agreement and the Deposit Agreement or any other document to be furnished thereunder, or by virtue of the ownership or transfer of an ADSs or the receipt of payment of dividends thereon, assuming that none of such persons is a resident of Argentina or has a permanent establishment or a fixed base in Argentina.

Exhibit A-2-8

25.	No facts came to our attention which give us reason to believe that (i) the General Disclosure Package, including the documents incorporated by reference therein, as of the Applicable Time (as defined in the Underwriting Agreement), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the Final Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is subject to the following qualifications:

(a)    Enforcement may be limited by (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, receivership and other laws of general application relating to or affecting the rights of creditors; (ii) injunctions, attachments or similar ancillary measures and (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)    Enforcement of foreign judgments would be recognized provided that the requirements set forth in opinion point 20 are met.

(c)    Initiation of lawsuits in Argentina is subject to a court tax of 3% of the claimed amount which must be paid by the person seeking enforcement of any Transaction Document in order to file a judicial claim in the courts sitting in the City of Buenos Aires.

(d)    Pursuant to Law No. 26,589 and its implementing Decree No. 1467/2011, the enforcement of the obligations of the Company under the Transaction Documents before courts sitting in Argentina is subject to certain obligatory mediation proceedings that need to have been exhausted prior to the initiation of lawsuits in Argentina, with the exception, among others, of Bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation proceedings remain optional for the plaintiff.

(e)    In case a Transaction Document, drafted in any language other than the Spanish language, were to be enforced before a court sitting in Argentina, a translation thereof into the Spanish language shall have to be made and the signature of such translator should be certified by the Argentine Public Foreign Translation Association.

This opinion is addressed to you solely for your benefit in connection with the execution and enforceability of the applicable Transaction Documents. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent, except that Gibson Dunn & Crutcher LLP and The Bank of New York Mellon may rely on this opinion as to matters of Argentine law.

Exhibit A-2-9

Yours faithfully,

Estudio Beccar Varela

Exhibit A-2-10

Exhibit B

FORMS OF OPINION OF COUNSEL TO THE DEPOSITARY TO BE DELIVERED PURSUANT TO SECTION 5(c)

September 29, 2017

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

    As representatives of the several Underwriters referred to below

Re:	Grupo Financiero Galicia S.A.

Ladies and Gentlemen:

We are acting as counsel for The Bank of New York Mellon, as depositary, in connection with the Deposit Agreement dated as of June 22, 2000, as amended and restated as of July 12, 2011 (the “Deposit Agreement”) among Grupo Financiero Galicia S.A., a company incorporated under the laws of the Republic of Argentina (the “Company”), The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and holders from time to time of American Depositary Shares issued thereunder.

We are delivering this opinion at the request of the Depositary to you, as the representatives of the several underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement dated September 26, 2017 between the Company and you, as representatives of the Underwriters (the “Underwriting Agreement”), in connection with the contemplated purchases by the Underwriters of 8,932,392 American Depositary Shares (the “ADSs”) representing 89,323,920 Class B ordinary shares (the “Shares”) of the Company.

Based on the foregoing, and subject to the accuracy of the assumptions and to the qualifications set forth below, we are of the opinion that:

(i)    The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii)    Upon registration and delivery by the Depositary of the ADSs against deposit of the Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in the American Depositary Receipt or Receipts evidencing the ADSs and in the Deposit Agreement.

Exhibit B-1

These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, (b) all the Shares are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the U.S. Securities Act of 1933, as amended, and (c) all signatures on documents examined by us are genuine. In giving these opinions, we have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.

We are members of the New York Bar only and do not hold ourselves out as practicing under, nor do we express any opinion on or as to the effect of, any laws other than the laws of the State of New York and the Federal laws of the United States.

We are giving the opinions set forth in this letter as of the date of this letter, and we assume no obligation to advise you of factual or legal changes which may thereafter be brought to our attention.

Exhibit B-1

These opinions are solely for the benefit of the Underwriters and may not be relied upon by any other person or entity without our prior written consent. Nothing in this letter shall be construed to create any liability for the Depositary.

Very truly yours,

EMMET, MARVIN & MARTIN, LLP

Exhibit B-1

Exhibit C

[FORM OF LOCK-UP AGREEMENT]

September 8, 2017

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

UBS Securities LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

One Bryant Park

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Re:    Proposed Public Offering by Grupo Financiero Galicia S.A.

Dear Sirs:

The undersigned, [a shareholder][and][an officer and/or director] of Grupo Financiero Galicia S.A., a sociedad anónima (corporation) incorporated in Argentina (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and UBS Securities LLC (“UBS”) and the other underwriters named therein (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of American Depositary Shares (“ADSs”), each representing 10 Class B Ordinary Shares, Ps. 1.00 par value per share, of the Company (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as [a shareholder][and][an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of Merrill Lynch and UBS, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation ADSs), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the U.S. Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the registration of or sale or other transfer to the Underwriters of any Common Shares or ADSs pursuant to the Underwriting Agreement, (b) the sale of the Argentine Shares to the Argentine Placement Agent pursuant to the Argentine Placement Agreement or (c) the Preemptive Rights Transfer pursuant to the Preemptive Rights Transfer Agreement.

Exhibit C-1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch and UBS; provided that (1) Merrill Lynch and UBS receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported to the U.S. Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or shareholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Common Shares purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the U.S. Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

In addition, the undersigned hereby waives any and all preemptive rights, accretion rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the offering of the Common Shares and ADSs or with any issuance or sale by the Company of any equity or other securities before such offering, except for any such rights as have been heretofore assigned under the Preemptive Rights Transfer Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the offering of the Common Shares and the ADSs. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

It is understood that, if (i) the Company notifies Merrill Lynch and UBS in writing, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the offering of the ADSs and Common Shares, (ii) the Underwriting Agreement (other than the provisions which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, or (iii) the Underwriting Agreement has not been executed by October 31, 2017, this Lock-Up Agreement shall be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement.

Exhibit C-2

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

All capitalized terms used herein but not defined herein have the meanings provided for such terms in the Underwriting Agreement.

[Signature page follows]

Exhibit C-3

Very truly yours,

Signature:

Print Name:

Exhibit C-4